UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2009

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On January 21, 2009, the Board of Directors of NetScout Systems, Inc., or the Company, amended the Company’s Amended and Restated By-laws, or the Bylaws, in order to clarify the process and deadlines for stockholder submissions for nomination and election of directors and the introduction of other business at meetings of stockholders.

As a result of the amendments to the Bylaws, for the Company’s 2009 annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to the Company’s principal executive offices not earlier than the close of business on May 13, 2009 and not later than the close of business on June 12, 2009.

A copy of the Company’s Bylaws, as amended to date, is attached hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The Company hereby files the following exhibit:

99.1 Amended and Restated By-laws of the Company, as amended to date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ David P. Sommers
David P. Sommers
Chief Financial Officer and Senior Vice President, General Operations

Date: January 27, 2009

Exhibit Index

Exhibit Number	Description
99.1	Amended and Restated By-laws of the Company, as amended to date.